Exhibit 10.130
                                 --------------




                           MEMORANDUM OF UNDERSTANDING
                                FOR AMENDMENT OF
           $500,000 CXII (Formerly known as CXI) BRIDGE LOAN DOCUMENTS

         1. Transaction: (i) Securities Purchase Agreement by and among Commodore Environmental Services, Inc., a Delaware corporation ("COES") Commodore Applied Technologies, Inc., a Delaware corporation ("CXII" formerly known as CXI), and Mathers Associates, Klass Partners, Ltd., Jon Paul Hannesson and Stephen A. Weiss, Esq. (individually an "Investor" and collectively, the "Investors"), (ii) corresponding 12% Senior Secured Promissory Notes due July 13, 2001 (the "Notes") originally issued in the aggregate principal amount of up to $500,000 issued to the Investors in the proportion shown on Schedule A annexed hereto, (iii) the Security Agreement, and (iv) the Registration Rights Agreement, and all other documents executed and delivered incident thereto, all dated as of November 13, 2000 (collectively the "Bridge Loan Documents").

         2. Amendments: Notwithstanding anything to the contrary in the Bridge Loan Documents, the Investors, CXII and COES hereby agree to amend the Bridge Loan Documents as follows:

         (a). The Maturity Date (as defined in the Notes) of all Notes will be extended so that all of the unpaid principal and accrued interest on the Notes shall be payable on or before January 15, 2005. The Notes shall be subject to mandatory prepayment as set forth in 2(b) below.

         (b). The Notes will be subject to earlier mandatory prepayment or whole or in part, as the case may be, out of all net proceeds in excess of $3.0 million which CXII or any subsidiary of CXII shall receive from any third party in connection with any debt and/or equity cash financing. Any such mandatory prepayments shall be applied first to accrued and unpaid interest and net to principal in the order of first maturing indebtedness. CXII shall provide the Investors (or its representative, Gersten Savage, LLP) with true copies of all letters of intent or related written proposals acceptable to CXII which are received by CXII in connection with any such external financings, not later than 10 days from receipt of same; failure to so provide the Investors with such copies to represent an event of default under the Notes.

         (c) An "event of default" under the Notes (as restated by the terms of this Memorandum of Understanding ("MOU")) shall consist of: (i) CXII's failure to register under the Securities Act of 1933, as amended, for the benefit of the Investors all shares of CXII common stock and shares issuable under the CXII warrants described herein, pursuant to an effective registration statement on Form S-3 or Form S-1 by not later than January 31, 2005; or (ii) the voluntary or involuntary filing of any proceedings against CXII under Chapter 11 of the Federal Bankruptcy Act or similar state statutes.

         (d). Contemporaneously herewith, CXII shall (i) issue new Warrants previously issued pro rata, to the Investors on April 16, 2001, for 1,000,000 shares of CXII common stock, each such warrant to have an exercise price equal to $0.0285 per share and will now expire on April 16, 2006; (ii) CXII shall issue new Warrants previously issued to the Investors, pro rata, on October 29, 2002, for an additional 500,000 shares of CXII common stock in the form as that attached hereto, each such warrant to have an exercise price equal to $0.0285 per share and will expire on October 29, 2006; (iii) CXII shall issue to the Investors, pro rata, warrants for an additional 1,000,000 shares of CXII common stock in the form as that attached hereto, each such warrant to have an exercise price equal to 0.0285 per share and will expire on February 15, 2007. The warrants will contain cashless exercise features and the shares of CXII common stock issuable upon exercise of the warrants will be included in S-3 registration statement that CXII will file with the SEC by November 30, 2004. In all other respects, the warrants shall be subject to the same registration rights as are contained in the Registration Rights Agreement; and (iv) CXII shall cancel the Warrant issued to the Investors on April 16, 2001, pro rata, for 1,000,000 shares of CXII common stock, with an exercise price of $0.05 per share; (v) CXII shall cancel the Warrant issued to the Investors on October 29, 2002, pro rata, for 500,000 shares of CXII common stock, with an exercise price of $0.05 per share.

         (e). CXII will file an S-3 registration statement with the SEC by November 30, 2004 and shall cause such registration statement to be declared effective by the SEC by not later than January 31, 2005.

         (f). The Investors shall subordinate their security agreement in their Collateral (as defined in the Security Agreement) in favor of any lender to the extent of the first $3.0 million of net proceeds (after selling commissions but before other customary closing costs) received by CXII in connection with any indebtedness owed by CXII to such third party lender; provided, that such third party lender shall not be any affiliate of CXII.

         3. Holders Representations. The Investors will, and hereby do, represent that: (i) they are and since November 13, 2000, have been, the holders of the Notes, (ii) they have full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding and
(iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, they will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         4. Representations by Corporation Parties. Each corporation party separately represents to the Investors and to each other corporation party that
(i) it has full power and authority to agree to the terms herein, and to make execute and deliver this Memorandum of Understanding (ii) this Memorandum of Understanding has been duly approved and authorized by the board of directors of CXII; and (iii) if subsequent definitive agreements are necessary to implement this Memorandum of Understanding, at the time thereof, it will have full power and authority to agree to the terms herein, and to make execute and deliver such definitive agreements.

         5. No default. Each investor hereby acknowledges and agrees that when each party to this Memorandum of Understanding has executed and delivered this Memorandum Of Understanding to each other party and when each of the conditions precedent set forth below have been met, the Notes and all other Bridge Loan Documents shall be deemed to be in compliance as of the Effective Date hereof.

         6. Definitive Agreements. Any party hereto may request the preparation of and execution and delivery by each party hereto of definitive agreements which definitive agreements shall incorporate the terms hereof. In the absence of the making, preparation and delivery of these agreements, this Memorandum of Understanding is and shall be the definitive agreement of the parties with respect the amendment of the Bridge Loan Documents.

         7. Conditions Precedent. It shall be a condition precedent of the effectiveness to this Memorandum of Understanding that on or before 1:00 P.M. on Monday, March 22, 2004 each party hereto shall execute and deliver by facsimile transmission a copy of this Memorandum of Understanding to each other party hereto. This MOU may be executed in counterparts, each of which shall constitute an original.

         8. Incorporation by reference. All of the representations and warranties made by each of the parties to the Security Purchase Agreement are incorporated herein by reference and are hereby deemed to be made to each other party as fully as if set forth at length herein. Except as otherwise set forth herein, the Bridge Loan Documents shall remain in full force and effect as of their original effective date according to the terms contained therein and binding upon the parties thereto and hereto.

         9. Counterpart, Delivery and Fax Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The direct or indirect delivery by hand delivery, mail, courier, facsimile or otherwise, by any party hereto to any other party hereto bearing the facsimile signature of such party shall be deemed to be execution and delivery of an original counterpart version of this Memorandum of Understanding and shall be deemed to be effective and binding upon such person.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Memorandum of Understanding this 23rd day of February 2004 and made effective as of the 15th day of February 2004 (the "Effective Date").




                                    COMMODORE APPLIED TECHNOLOGIES, INC.


                                    By: -----------------------------
                                    Name:  /s/ James M. DeAngelis
                                    Title:    Chief Financial Officer





                                    INVESTORS:

                                    MATHERS ASSOCIATES


                                    -----------------------------------------
                                    /s/ Norbert J. Zeelander, General Partner


                                    KLASS PARTNERS, LTD

                                    -----------------------------------------
                                    /s/ Misha Krakowsky, President



                                    -----------------------------------------
                                     /s/ Jon Paul Hannesson



                                    ------------------------------------------
                                    /s/ Stephen A. Weiss


                             Schedule A - INESTORS

------------------------------------------------------------------------------------------------------------------------------------
                           Amount of          Number of         Number of       Number of New      Number of New      Number of New
  Name and Address:        Original           Cancelled         Cancelled     Warrants for CXII  Warrants for CXII Warrants for CXII
                         Investment on    Warrants for CXII   Warrants for     Common Stock to    Common Stock to      Common Stock
                       November 13, 2000     Common Stock      CXII Common    Replace Warrants    Replace Warrants       issued on
                                            issued October   Stock issued on   issued on April   issued on October     February 15,
                                              29, 2002:      April 16, 2001:      16, 2001:          29, 2002:             2004:

------------------------------------------------------------------------------------------------------------------------------------
Mathers Associates
C/o Norbert Zeelander      $150,000            166,667           300,000           300,000            166,667            333,334
230 Mathers Road
Ambler, PA 19002

Jon Paul Hannesson
301 East 64th Street        $75,000             83,332           150,000           150,000             83,332            166,664
Apt. 14G
New York, New York
10021

Stephen A. Weiss
315 West End Avenue         $25,000             27,778           50,000            50,000              27,778             55,556
Apartment 4B
New York, NY 10023

Klass Partners, Ltd.
C/o Misha Krakowski        $250,000            222,222           500,000           500,000            222,222            444,444
10 Tsamarot Street
Apt. 152
Hertzelia, Israel
46432

Total . . . .
                           $500,000            500,000          1,000,000         1,000,000           500,000           1,000,000
---------------------- ------------------ ------------------------------------------------------------------------------------------
